Exhibit 99.1

FOR IMMEDIATE RELEASE

ENNIS ACQUIRES KAY TOLEDO TAG, INC.

& SPECIAL SERVICE PARTNERS IN A

STOCK PURCHASE TRANSACTION

Midlothian, Texas January 5, 2015 — Ennis, Inc. (the “Company”), (NYSE: EBF), announced the purchase of Kay Toledo Tag and Special Service Partners (collectively “Kay Toledo”) in a stock purchase transaction that closed December 31, 2014. Kay Toledo has locations in Toledo, Ohio and Neenah, Wisconsin through Special Service Partners. Experts in digital printing and customer short-run printing, Kay Toledo Tag produces tags, labels, tickets and commercial printing. Kay Toledo Tag has $25 million in sales and sells through distributors and resellers. The Company will have 5 tag facilities in Texas, Iowa, Ohio and Wisconsin.

Keith Walters, Chairman, President & CEO of the Company stated, “we are delighted to have the opportunity to combine the tag and label expertise of Kay Toledo Tag with the other Tag & Label operations of Ennis. The Kay family will be instrumental in bringing their skills and know-how in this market to the Ennis organization and we believe they will allow us to grow this business in all segments of the Tag & Label market.

Dan Kay, President of Kay Toledo Tag, Inc. stated that “he and his family are excited to be able to merge with the Ennis organization. The ability to market to a broader customer base with more geographic and product diversity will strengthen the business and allow Kay Toledo Tag to expand. The financial strength of Ennis will allow us to grow this business and serve our customer”.

The operations will continue under the Kay Toledo Tag and Special Service Partners names. All of the locations will continue their normal operations.

About Ennis

Ennis, Inc. (www.ennis.com) is primarily engaged in the production and sale of business forms, apparel and other business products. The Company is one of the largest private-label printed business product suppliers in the United States. Headquartered in Midlothian, Texas, the Company has production and distribution facilities strategically located throughout the United States of America, Mexico and Canada, to serve the Company’s national network of distributors. The Company, together with its subsidiaries, operates in two business segments: print and apparel. The print segment manufactures and sells business forms, other printed business products, printed and electronic media, presentation products, flex-o-graphic printing, advertising specialties and Post-it® Notes, internal bank forms, plastic cards, secure and negotiable documents, envelopes and other custom products. The apparel segment manufactures T-Shirts and distributes T-Shirts and other active-wear apparel through nine distribution centers located throughout North America.

Safe Harbor under The Private Securities Litigation Reform Act of 1995

Certain statements contained in this press release that are not historical facts are forward-looking statements that involve a number of known and unknown risks, uncertainties and other factors that could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievement expressed or implied by such forward-looking statements. The words “anticipate,” “preliminary,” “expect,” “believe,” “intend” and similar expressions identify forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for such forward-looking statements. In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. These statements are subject to numerous uncertainties, which include, but are not limited to, the Company’s ability to effectively manage its business functions while growing its business in a rapidly changing environment, the Company’s ability to adapt and expand its services in such an environment, the variability in the prices of paper and other raw materials. Other important information regarding factors that may affect the Company’s future performance is included in the public reports that the Company files with the Securities and Exchange Commission, including but not limited to, its Annual Report on Form 10-K for the fiscal year ending February 28, 2014. The Company does not undertake, and hereby disclaims, any duty or obligation to update or otherwise revise any forward-looking statements to reflect events or circumstances occurring after the date of this release, or to reflect the occurrence of unanticipated events, although its situation and circumstances may change in the future. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The inclusion of any statement in this release does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

For Further Information Contact:

Mr. Keith S. Walters, Chairman, Chief Executive Officer and President

Mr. Richard L. Travis, Jr., CFO, Treasurer and Principal Financial and Accounting Officer

Mr. Michael D. Magill, Executive Vice President and Secretary

Ennis, Inc.

2441 Presidential Parkway

Midlothian, Texas 76065

Phone: (972) 775-9801

Fax: (972) 775-9820

www.ennis.com